EXHIBIT 10.2
EXECUTION VERSION
FIFTH AMENDMENT TO LOAN AGREEMENT
THIS FIFTH AMENDMENT TO LOAN AGREEMENT (together with all schedules hereto, this “Amendment”) among PGRT ESH, Inc., a Delaware corporation (the “Borrower”), Lightstone Holdings LLC, a Delaware limited liability company (“Lightstone Holdings”), David Lichtenstein (together with Lightstone Holdings, the “Guarantors,” and collectively with the Borrower, the “Loan Parties”), and Citicorp USA, Inc., a Delaware corporation (the “Lender”), is made as of April 30, 2009.
W I T N E S S E T H :
WHEREAS, the Borrower and the Lender are parties to the Amended and Restated Loan Agreement dated as of June 6, 2008, as amended by the First Amendment to Loan Agreement dated as of October 31, 2008 (as amended by that certain letter agreement dated December 31, 2008, that certain letter agreement dated January 30, 2009 and that certain letter agreement dated March 2, 2009; collectively, the “First Amendment”) among the Loan Parties and the Lender, the Second Amendment to Loan Agreement dated as of December 31, 2008 among the Loan Parties and the Lender (the “Second Amendment”), the Third Amendment to Loan Agreement dated as of January 30, 2009 among the Loan Parties and the Lender (the “Third Amendment”) and the Waiver and Fourth Amendment to Loan Agreement dated as of March 2, 2009 (the “Fourth Amendment”; such Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment being hereinafter referred to as the “Loan Agreement”; the terms defined therein being used herein as therein defined) among the Loan Parties and the Lender;
WHEREAS, each of the Guarantors guaranteed the liabilities and obligations of the Borrower under the Loan Agreement on the terms and conditions set forth in an Amended and Restated Guaranty dated June 6, 2008, each as amended by the First Amendment to Amended and Restated Guaranty dated as of October 31, 2008 by each of the Guarantors in favor of the Lender (each, as amended, a “Guaranty”); and
WHEREAS, the Loan Parties and the Lender have executed a letter agreement dated the date hereof pursuant to which the Lender and the Loan Parties have agreed to amend further the First Amendment.
NOW, THEREFORE, the Borrower, the Guarantors and the Lender agree as follows:
SECTION 1. Amendments to Loan Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions to effectiveness set forth in Section 2, the Loan Agreement is amended as follows:
(a) The following new definition is hereto are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:
“Lichtenstein Loan” shall have the same meaning ascribed to the definition of “Loan” in the Lichtenstein Credit Agreement.

(b) Section 2.2.4 is amended by deleting “April 30, 2009” each time it appears in the amortization schedule and substituting “June 15, 2009” therefor.
(c) Section 2.2.5 is amended by adding “and upon written notice received from the Lender,” after “Upon the occurrence and during the continuance of an Event of Default” in the first sentence.
(d) Section 2.3.2(b) is amended and restated as set forth in Schedule 1 hereto:
(e) Schedule 2.3.2(b) is hereby deleted and replaced with Schedule 1(b) hereto.
(f) Section 5.1 is hereby amended by adding the following new sections thereto:
“ Section 5.1.14 Cash Committee.
Borrower shall cause The Lightstone Group, LLC to (i) maintain a committee to oversee, approve and monitor the cash flow and capital expenditures of Borrower and its Affiliates established on or before April 30, 2009 (the “Cash Committee”) and (ii) continue to engage two representatives of Focus Management Group USA, Inc. to serve as members of the Cash Committee.
Section 5.1.15 Cash Budgets.
Borrower shall cause Lightstone and each Affiliate of Lightstone (other than Extended Stay of America Hotels) to submit to the Lender (i) on or before the last day of each month, or on a more frequent basis as may be reasonably requested by the Lender, a cash budget monitoring report with respect to the actual results for the preceding month-end and year-to-date period comparing such actual cash flow to the projected cash flow results for such periods, in form and substance satisfactory to the Lender and (ii) on or before May 8, 2009, the 2009 Lightstone World operating and cash performance budget, in form and detail satisfactory to the Lender.
Section 5.1.16 Litigation.
Borrower shall comply, and shall cause the Guarantors to comply with the covenant set forth on Schedule 5.1.16 hereto.
Section 5.1.17 Audits.
Borrower shall use its best efforts to (i) cause the audit being conducted by Ernest & Young LLP with respect to Prime Retail Outlets for the years 2004 to 2007 to be completed on or before May 31, 2009, and (ii) cause the audit with respect to Prime Retail Outlets for the year 2008 to be completed as promptly as possible.

Section 5.1.18 Financial Advisor.
Borrower shall not terminate, and shall not permit the termination of, the engagement by Borrower of Focus Management Group USA, Inc., as the financial advisor to the Borrower, without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion.”
(g) Exhibit A is hereby added to the Loan Agreement as Schedule 5.1.16
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received, among other things (which, in the case of documents, shall be dated, or dated as of, the date of this Amendment):
(a) counterparts of this Amendment, duly executed by each Loan Party;
(b) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that the certificate of incorporation and the bylaws of the Borrower have not been amended or otherwise modified since June 6, 2008 and are in full force and effect, (ii) resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and any documents to be delivered in connection with this Amendment to which the Borrower is a party and the transactions contemplated hereby and thereby and (iii) the incumbency, names and true signatures of the officers of the Borrower authorized to sign this Amendment and such other documents;
(c) a certificate of the managing member of Lightstone Holdings certifying (i) that the certificate of formation and the operating agreement of Lightstone Holdings have not been amended or otherwise modified since July 13, 2005 and August 1, 2005, respectively, and are in full force and effect, (ii) that attached thereto is a true and correct copy of a unanimous consent of the sole member of Lightstone Holdings authorizing the execution, delivery and performance of this Amendment and any documents to be delivered in connection with this Amendment to which Lightstone Holdings is a party and the transactions contemplated hereby and thereby and (iii) the incumbency, names and true signatures of the managing member, managers or officers of Lightstone authorized to sign this Amendment and such other documents; and
(d) each of the documents set forth on Schedule 2 hereto listed (a) through (g) inclusive
SECTION 3. Reference to and Effect on the Loan Documents.
(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” and words of like import, and such words or words of like import in each reference in the other Loan Documents, shall mean and be a reference to the Loan Agreement as amended hereby.
(b) Except as specifically waived and amended hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, nor shall anything contained herein be deemed to prejudice the exercise by the Lender of any or all its rights and remedies under the Loan Documents.
(d) This Amendment shall be deemed to be a Loan Document for all purposes.
(e) This Amendment is subject to Section 8.4 of the Loan Agreement.
SECTION 4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other electronic means with the same force and effect as if the same was a fully executed and delivered original manual counterpart.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or caused this Amendment to be executed by its proper and duly authorized officer or managing member as of the date first set forth above.

Borrower PGRT ESH, INC.
By:	/s/ David Lichtenstein
David Lichtenstein
Chairman

Guarantors
/s/ David Lichtenstein
David Lichtenstein

LIGHTSTONE HOLDINGS LLC
By:	/s/ David Lichtenstein
David Lichtenstein
Managing Member

Lender CITICORP USA, INC.
By:	/s/ Diana Yusun
Diana Yusun
Director

Schedules Do Not deal with Prime Group Realty Trust’s Properties and Are Intentionally Omitted